Exhibit 99.1

Magellan Health Services, Inc.

Segment Financial Results

For the Quarterly Periods in Fiscal 2003

(In thousands)

	Health Plan Solutions	Employer Solutions	Public Sector Solutions	Corporate & Other	Consolidated
Three Months Ended March 31, 2003 (unaudited)
Net revenue	$226,632	$42,579	$139,763	$—	$408,974
Cost of care	130,260	13,212	116,576	—	260,048
Direct service costs	35,027	18,267	10,797	—	64,091
Other operating expenses	—	—	—	44,700	44,700
Equity in (earnings) loss of unconsolidated subsidiaries	(1,351)	—	736	—	(615)
Segment profit (loss)	$62,696	$11,100	$11,654	$(44,700)	$40,750

Three Months Ended June 30, 2003 (unaudited)
Net revenue	$222,415	$39,913	$127,942	$—	$390,270
Cost of care	135,050	11,492	104,067	—	250,609
Direct service costs	32,352	17,297	10,327	—	59,976
Other operating expenses	—	—	—	40,991	40,991
Equity in (earnings) loss of unconsolidated subsidiaries	(1,603)	—	419	—	(1,184)
Segment profit (loss)	$56,616	$11,124	$13,129	$(40,991)	$39,878

Three Months Ended September 30, 2003 (unaudited)
Net revenue	$205,740	$38,837	$129,130	$—	$373,707
Cost of care	107,626	9,792	105,406	—	222,824
Direct service costs	31,751	16,129	9,884	—	57,764
Other operating expenses	—	—	—	50,999	50,999
Equity in (earnings) loss of unconsolidated subsidiaries	(1,797)	—	435	—	(1,362)
Segment profit (loss)	$68,160	$12,916	$13,405	$(50,999)	$43,482

Three Months Ended December 31, 2003 (unaudited)
Net revenue	$215,753	$37,705	$84,337	$—	$337,795
Cost of care	91,192	10,362	71,449	—	173,003
Direct service costs	31,601	16,442	(2,249)	—	45,794
Other operating expenses	—	—	—	54,087	54,087
Equity in (earnings) of unconsolidated subsidiaries	(1,809)	—	(1,232)	—	(3,041)
Segment profit (loss)	$94,769	$10,901	$16,369	$(54,087)	$67,952

Fiscal Year Ended December 31, 2003
Net revenue	$870,540	$159,034	$481,172	$—	$1,510,746
Cost of care	464,128	44,858	397,498	—	906,484
Direct service costs	130,731	68,135	28,759	—	227,625
Other operating expenses	—	—	—	190,777	190,777
Equity in (earnings) loss of unconsolidated subsidiaries	(6,560)	—	358	—	(6,202)
Segment profit (loss)	$282,241	$46,041	$54,557	$(190,777)	$192,062